UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

CKRUSH, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

0-25563 (Commission File Number)	65-0648808 (IRS Employer Identification No.)

336 West 37th Street, Suite 410 New York, New York (Address of principal executive offices)	10018 (Zip Code)

(212) 564-1111
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

ITEM 8.01 Other Events.

On October 5, 2007, the Registrant entered into a settlement agreement with Shane Mosely in which the Registrant was required to pay $250,000 by October 12, 2007 or be subject to the full judgment amount of $529,368 plus interest, past legal fees of $75,000 and future legal fees. In addition, the Registrant and its former President Cedric Kushner, another defendant in the litigation, agreed to waive any indemnification or contribution rights against the other related to this matter, if the Registrant made the required payment to Mr. Mosely on time.

On October 12, 2007, the Registrant made the required payment of $250,000 from the proceeds of short-term bridge loans and is awaiting a general release. As consideration for the short-term loans the Company will issue 125,000 shares of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2007	CKRUSH, INC. (Registrant)
	By:	/s/ Jeremy Dallow
Jeremy Dallow, CEO and President